Exhibit 99.1

Lantronix Reports Results for First Quarter of Fiscal 2024

•	First Quarter Net Revenue of $33 Million, Down 5 Percent Sequentially and up 4 Percent Year-Over-Year

•	First Quarter GAAP EPS of ($0.05) vs. ($0.05) in the Prior Year

•	First Quarter Non-GAAP EPS of $0.07 vs. $0.07 in the Prior Year

IRVINE, Calif., Nov. 8, 2023 – Lantronix Inc. (NASDAQ: LTRX), a global provider of secure turnkey solutions for the Industrial Internet of Things (IoT) and the Intelligent IT market, today reported results for its first quarter of fiscal 2024.

Net revenue totaled $33.0 million, down 5 percent sequentially and up 4 percent year-over-year.

GAAP EPS of ($0.05), compared to ($0.05) in the prior year and ($0.05) in the prior quarter.

Non-GAAP EPS of $0.07, compared to $0.07 in the prior year and $0.06 in the prior quarter.

Business Outlook

For fiscal year 2024, the company continues to expect revenue in a range of $175 million to $185 million and non-GAAP EPS in a range of $0.50 to $0.60 per share.

Conference Call and Webcast

Management will host an investor conference call and audio webcast on Wednesday, Nov. 9, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its results for the first quarter of fiscal 2024 that ended Sept. 30, 2023. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Q1 FY 2024 call. The webcast will be available simultaneously via the investor relations section of the company’s website.

Investors can access a replay of the conference call starting at approximately 7:00 p.m. Pacific Time on Nov. 8, 2023, at the Lantronix website. A telephonic replay will also be available through Nov. 15, 2023, by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 3340021.

About Lantronix

Lantronix Inc. is a global Industrial and Enterprise Internet of Things (IoT) provider of solutions that target high-growth applications in specific vertical markets, including Smart Grid, Intelligent Transportation, Smart Cities and AI Data Centers. Lantronix’s history in networking and video processing as well as its leading-edge applications include Intelligent Substations infrastructure, Infotainment systems and Video Surveillance, supplemented with comprehensive Out of Band Management (OOB) solutions for Cloud and Edge Computing.

Lantronix’s solutions empower companies to achieve success in the growing IoT and OOB markets by delivering customizable solutions that address each layer of the IoT Stack, including Collect, Connect, Compute, Control and Comprehend. For more information, visit the Lantronix website.

Learn more at the Lantronix blog, which features industry discussion and updates. Follow Lantronix on Twitter, view its YouTube video library or connect on LinkedIn.

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Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income consists of net loss excluding (i) share-based compensation and the employer portion of withholding taxes on stock grants, (ii) depreciation and amortization, (iii) interest income (expense), (iv) other income (expense), (v) income tax provision (benefit), (vi) restructuring, severance and related charges, (vii) acquisition related costs, (viii) impairment of long-lived assets, (ix) amortization of purchased intangibles, (x) amortization of manufacturing profit in acquired inventory, (xi) fair value remeasurement of earnout consideration, and (xii) loss on extinguishment of debt.

Non-GAAP EPS is calculated by dividing non-GAAP net loss by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP EPS, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Guidance on earnings per share growth is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Lantronix’s ability to estimate the excluded items are not accessible or estimable on a forward-looking basis without unreasonable effort.

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Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our revenue and earnings expectations for fiscal 2024. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Other factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to: the effects of negative or worsening regional and worldwide economic conditions or market instability on our business, including effects on purchasing decisions by our customers; our ability to mitigate any disruption in our and our suppliers’ and vendors’ supply chains due to the COVID-19 pandemic or other outbreaks, wars and recent conflicts in Europe, Asia and the Middle East, or other causes; our ability to successfully convert our backlog and current demand;  the impact of the COVID-19 pandemic or other pandemic or similar outbreak, including the emergence of new more contagious and/or vaccine-resistant strains, on our business, employees, supply and distribution chains and the global economy; our ability to successfully implement our acquisitions strategy or integrate acquired companies; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; our ability to continue to generate revenue from products sold into mature markets; our ability to develop, market, and sell new products; our ability to succeed with our new software offerings; fluctuations in our revenue due to the project-based timing of orders from certain customers; unpredictable timing of our revenues due to the lengthy sales cycle for our products and services and potential delays in customer completion of projects; our ability to accurately forecast future demand for our products; delays in qualifying revisions of existing products; constraints or delays in the supply of, or quality control issues with, certain materials or components; difficulties associated with the delivery, quality or cost of our products from our contract manufacturers or suppliers; risks related to the outsourcing of manufacturing and international operations; difficulties associated with our distributors or resellers; intense competition in our industry and resultant downward price pressure; rises in inventory levels and inventory obsolescence; undetected software or hardware errors or defects in our products; cybersecurity risks; our ability to obtain appropriate industry certifications or approvals from governmental regulatory bodies; changes in applicable U.S. and foreign government laws, regulations, and tariffs; our ability to protect patents and other proprietary rights and avoid infringement of others’ proprietary technology rights; issues relating to the stability of our financial and banking institutions and relationships; the level of our indebtedness, our ability to service our indebtedness and the restrictions in our debt agreements; the impact of rising interest rates; our ability to attract and retain qualified management; and any additional factors included in our Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on Sept. 12, 2023, including in the section entitled “Risk Factors” in Item 1A of Part I of that report, and in our other public filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the Nasdaq Stock Market LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

© 2023 Lantronix, Inc. All rights reserved. Lantronix is a registered trademark.

Lantronix Investor Relations Contact:

Jeremy Whitaker

Chief Financial Officer

investors@lantronix.com

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	June 30,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$19,479	$13,452
Accounts receivable, net	30,105	27,682
Inventories, net	45,796	49,736
Contract manufacturers' receivables	630	3,019
Prepaid expenses and other current assets	2,895	2,662
Total current assets	98,905	96,551
Property and equipment, net	4,926	4,629
Goodwill	27,824	27,824
Purchased intangible assets, net	9,181	10,565
Lease right-of-use assets	11,102	11,583
Other assets	461	472
Total assets	$152,399	$151,624

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$9,149	$12,401
Accrued payroll and related expenses	2,539	2,431
Current portion of long-term debt, net	3,002	2,743
Other current liabilities	34,062	28,813
Total current liabilities	48,752	46,388
Long-term debt, net	15,471	16,221
Other non-current liabilities	11,185	11,459
Total liabilities	75,408	74,068

Commitments and contingencies (Note 9)

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	297,007	295,686
Accumulated deficit	(220,391)	(218,505)
Accumulated other comprehensive income	371	371
Total stockholders' equity	76,991	77,556
Total liabilities and stockholders' equity	$152,399	$151,624

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2023	2023	2022
Net revenue	$33,031	$34,924	$31,795
Cost of revenue	18,934	21,126	17,759
Gross profit	14,097	13,798	14,036
Operating expenses:
Selling, general and administrative	9,170	8,032	9,157
Research and development	5,106	4,948	4,526
Restructuring, severance and related charges	20	29	92
Acquisition-related costs	–	–	213
Fair value remeasurement of earnout consideration	(9)	86	–
Amortization of purchased intangible assets	1,384	1,464	1,419
Total operating expenses	15,671	14,559	15,407
Loss from operations	(1,574)	(761)	(1,371)
Interest expense, net	(338)	(404)	(262)
Other income (loss), net	19	(52)	34
Loss before income taxes	(1,893)	(1,217)	(1,599)
Provision (benefit) for income taxes	(7)	436	54
Net loss	$(1,886)	$(1,653)	$(1,653)
Net loss per share - basic and diluted	$(0.05)	$(0.05)	$(0.05)
Weighted-average common shares - basic and diluted	36,982	36,719	35,406

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LANTRONIX, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2023	2023	2022

GAAP net loss	$(1,886)	$(1,653)	$(1,653)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	41	(1)	51
Employer portion of withholding taxes on stock grants	4	–	12
Amortization of manufacturing profit in acquired inventory	317	44	24
Depreciation and amortization	86	102	130
Total adjustments to cost of revenue	448	145	217
Selling, general and administrative:
Share-based compensation	1,273	414	1,405
Employer portion of withholding taxes on stock grants	37	14	132
Depreciation and amortization	334	327	155
Total adjustments to selling, general and administrative	1,644	755	1,692
Research and development:
Share-based compensation	428	414	332
Employer portion of withholding taxes on stock grants	13	5	22
Depreciation and amortization	108	84	64
Total adjustments to research and development	549	503	418
Restructuring, severance and related charges	20	29	92
Acquisition related costs	–	–	213
Fair value remeasurement of earnout consideration	(9)	86	–
Amortization of purchased intangible assets	1,384	1,464	1,419
Total non-GAAP adjustments to operating expenses	3,588	2,837	3,834
Interest expense, net	338	404	262
Other (income) expense, net	(19)	52	(34)
Provision (benefit) for income taxes	(7)	436	54
Total non-GAAP adjustments	4,348	3,874	4,333
Non-GAAP net income	$2,462	$2,221	$2,680

Non-GAAP net income per share - diluted	$0.07	$0.06	$0.07

Denominator for GAAP net income per share - diluted	36,982	36,719	35,406
Non-GAAP adjustment	693	548	1,777
Denominator for non-GAAP net income per share - diluted	37,675	37,267	37,183

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LANTRONIX, INC.

UNAUDITED NET REVENUES BY PRODUCT LINE AND REGION

(In thousands)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Embedded IoT Solutions	$11,373	$18,818	$15,095
IoT System Solutions	19,036	13,928	14,621
Software & Services	2,622	2,178	2,079
	$33,031	$34,924	$31,795

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Americas	$22,933	$18,844	$20,930
EMEA	6,591	6,800	5,201
Asia Pacific Japan	3,507	9,280	5,664
	$33,031	$34,924	$31,795

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